UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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The Medicines Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing relates to the 2013 annual meeting of stockholders of The Medicines Company. (the “Company”) and supplements the related proxy statement filed by the Company with the Securities and Exchange Commission (the “SEC”) on April 29, 2013 (the “Proxy Statement”).

The Company is providing the following supplemental, unaudited information concerning its stock incentive plans as of March 31, 2013:

Total shares underlying options outstanding under the Company’s stock incentive plans at March 31, 2013 (excluding the Company’s 2000 and 2010 employee stock purchase plans):	8,617,383

Weighted average exercise price per share of outstanding options:	$20.80

Weighted average remaining contractual term of outstanding options:	6.23 years

Total outstanding shares of restricted stock awards granted under the Company’s stock incentive plans as of March 31, 2013:	638,455

Total shares available for future grant under the Company’s stock incentive plans at March 31, 2013 (excluding the Company’s 2010 employee stock purchase plan):	775,628

Company stockholders are urged to read the Proxy Statement and other relevant materials because they contain important information about the Company and proposals to be voted on at the 2013 annual meeting of stockholders.  Investors may obtain a free copy of these materials and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov, or by sending a written request to the Company at The Medicines Company, 8 Sylvan Way, Parsippany, New Jersey 07054, Attention:  Secretary.